AGREEMENT
                                    ---------

     Agreement entered into this 30th day of June, 1998 by and among Williams Controls, Inc., a Delaware corporation ("Williams"), Ajay Sports, Inc., a Delaware corporation ("ASI"), Ajay Leisure Products, Inc., a Delaware corporation ("ALP"), Leisure Life, Inc., a Tennessee corporation ("LLI"), and Palm Springs Golf, Inc., a Colorado corporation ("PSG"). Hereinafter, ASI, ALP, LLI and PSG are collectively referred to as "Ajay."

                                    RECITALS
                                    --------

     WHEREAS, Williams and its subsidiaries and Ajay are all borrowers under a credit agreement dated July 11, 1997 (the "Credit Agreement") with Wells Fargo Bank, National Association ("Bank"), under which Credit Agreement all borrowers are jointly and severally liable for all amounts owed thereunder to Bank.

     WHEREAS, Williams and Ajay have had discussions with the Bank and are in the process of separating their respective loans with the Bank (the "New Wells Fargo Loans").

     WHEREAS, Ajay currently owes Williams approximately $4,564,000 (the "Advances") and in accordance with this Agreement, and as hereinafter provided, the parties anticipate that Williams will make additional advances to Ajay of up to $4,088,000 (the "Additional Advances"), resulting in a total of up to $8,652,000. Together, the Advances and the Additional Advances are referred to collectively as the "Ajay/Williams Debt."

     WHEREAS, Williams has agreed to convert $5,000,000 of the Ajay/Williams Debt into preferred stock of Ajay (the "Debt Conversion") to assist Ajay in obtaining its separate loan from the Bank.

     WHEREAS, the parties desire to enter into this agreement to provide the terms for the Additional Advances, the Debt Conversion and repayment of the remaining Ajay/Williams Debt.

                                    AGREEMENT
                                    ---------

          1. Williams has assumed Ajay's obligations under two promissory notes of which Ajay is maker and which are owed to Enercorp, Inc. ($200,000) and First Equity Corporation ($748,000), pursuant to assumption agreements attached as Schedule 1. The $948,000 is included in the Additional Advances.

          2. Ajay is the primary obligor under that certain Promissory Note dated July14, 1997 in the principal amount of $2,340,000 owed to United States National Bank of Oregon (the "US Bank Note"). Williams and its subsidiaries are guarantors of obligations of Ajay under the US Bank Note. Williams has made certain payments on the US Bank Note, the amounts of which are included in the Advances. In addition, Williams may make additional payments under the US Bank Note of up to $2,140,000, which amount is included in the Additional Advances. At such time as the US Bank Note has been fully repaid, the Additional Advances amount shall be adjusted to reflect the actual additional amounts advanced by Williams in payment of the US Bank Note.

          3. Williams has agreed to make an additional final loan of $1,000,000 to Ajay, the full amount of which is included in the Additional Advances. This final loan will be made in a combination of Williams common stock and cash.

          3.1 Williams Common Stock. On the date of the closing of the New Wells Fargo Loans (the "Issue Date"), Williams will issue to Ajay shares of Williams common stock valued at $500,000 (the "Williams Stock"). The number of shares to be issued will be calculated by multiplying the per share closing price of the Williams common stock as reported by the Nasdaq National Market on the business day immediately preceding the closing date of the New Wells Fargo Loans by 90% and dividing the product of that equation into $500,000 with any fraction being rounded to the nearest full share. (For example if the closing price is $3.00 per share, the calculation would be as follows: $3.00 X 90% = $2.70; $500,000/$2.70 =185,185 shares.) The stock certificate evidencing the Williams Stock shall be delivered to Ajay within 30 days after the Issue Date. The Williams Stock will be included in a selling shareholder registration statement on Form S-3 to be filed by Williams within 90 days after the closing of the New Wells Fargo Loans. Williams makes no guaranty regarding the amount of proceeds that Ajay may receive from its sale of the Williams Stock.

          3.2 Cash. Williams will advance $500,000 cash to Ajay within 30 days after the closing of the New Wells Fargo Loans.

          4. The Advances consist of loans and advances Ajay has received from Williams in the amount of $4,564,000 now due and owing to
               Williams and the Additional Advances consist of additional amounts of up to $4,088,000 which will or may be advanced at future dates by Williams to Ajay under the terms of this Agreement. The Additional Advances include the $948,000 (referenced in paragraph 1 above), up to $2,140,000 (referenced in paragraph 2 above), and the $1,000,000 (referenced in paragraph 3 above).

          5. Williams will convert $5,000,000 of the Ajay/Williams Debt into 6,000,000 shares of Series D Cumulative Convertible Non-Voting Preferred Stock of Ajay (the "Series D Preferred Stock"). The certificate of designations of rights and preferences for the Series D Preferred Stock in the form to be filed by Ajay with the Delaware Secretary of State is attached as Schedule 5. A stock certificate evidencing the Series D Preferred Stock will be issued to Williams within 30 days after the Debt Conversion date.

          6. Ajay will make a promissory note payable to Williams for the full amount of the unconverted portion of the Ajay/Williams Debt (the "Promissory Note"). The Promissory Note in the principal amount of up to $3,652,000 is attached as Schedule 6.

          7. The Promissory Note will be secured by a lien against the assets of Ajay. Ajay hereby reconfirms the security interest in its assets granted to Williams under that certain Security Agreement dated effective July 14, 1997, a copy of which is attached as
               Schedule 7, and nothing contained herein shall be deemed to modify or otherwise diminish the security interest granted to Williams thereunder. This Security Agreement shall evidence the lien securing the Promissory Note and Ajay will cause financing statements to be prepared reflecting Ajay as debtor and of Williams and its subsidiaries, as creditor, and will be filed on the earlier of (i) date the US Bank Note is fully repaid, or (ii) receipt of approval from US Bank for filing at an earlier date. Financing statements will be filed for Leisure Life, Inc. in Tennessee with the Tennessee Secretary of State, and for Ajay Sports, Inc., Ajay Leisure Products, Inc. and Palm Springs Golf, Inc. in Wisconsin with the Wisconsin Secretary of State.

          8. For three years after the date of this Agreement, Ajay will pay an administrative fee to Williams of $90,000 per year, payable $7,500 per month in arrears with the first payment due on July 31, 1998.

          9. While all or any part of the Ajay/Williams Debt is outstanding, Ajay shall provide Williams with (i) internally prepared financial statements and any other available reports regarding Ajay's financial position on a monthly basis, (ii) copies of its quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K and other periodic reports filed by Ajay with the Securities and Exchange Commission, and (iii) copies of any materials sent to Ajay's stockholders.

          10. If any non-essential provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          11. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each provision contained herein shall have independent significance.

          12. This Agreement, together with all of the other agreements referenced herein and all ancillary documents related to all of such agreements constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements.

          13. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

          14. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     Executed and delivered as of the date first above written by the parties hereto through their duly authorized officers.

                                                  AJAY SPORTS, INC.

                                                  By /s/ Duane R. Stiverson
                                                    ----------------------------
                                                    Duane R. Stiverson,
                                                    Chief Financial Officer


                                                  AJAY LEISURE PRODUCTS, INC.

                                                  By /s/ Duane R. Stiverson
                                                    ----------------------------
                                                    Duane R. Stiverson,
                                                    Chief Financial Officer


                                                  LEISURE LIFE, INC.

                                                  By /s/ Duane R. Stiverson
                                                    ----------------------------
                                                    Duane R. Stiverson,
                                                    Chief Financial Officer


                                                  PALM SPRINGS GOLF, INC.

                                                  By /s/ Duane R. Stiverson
                                                    ----------------------------
                                                    Duane R. Stiverson,
                                                    Chief Financial Officer


                                                  WILLIAMS CONTROLS, INC.

                                                  By /s/ Gerard A. Herlihy
                                                    ----------------------------
                                                    Gerard A. Herlihy,
                                                    Chief Financial Officer


     Consented to by the undersigned as of the date first above written, in his capacity as guarantor of certain obligations of Ajay to Williams.


                                                     /s/ Thomas W. Itin
                                                    ----------------------------
                                                    Thomas W. Itin, Individually